Exhibit 99.1

India Globalization Will Amend Annual Statement for FYE 3/31/10

BETHESDA, MD--(Marketwire – June 15, 2011) - India Globalization Capital, Inc. (NYSE Amex: IGC), a company competing in the rapidly growing materials and infrastructure industry in India, today announced that it filed a Form 8-K stating that it will restate the financial Statements for the year ended (FYE) March 31, 2010 and the financial statements for the quarter ended December 31, 2009 to correct a miscalculation in EPS and a misclassification in the Statement of Cash Flows.  The changes described are non-cash and do not impact the Company’s operations.

As previously reported, effective October 1, 2009, we reduced our ownership in one of our subsidiaries, Sricon, from 63% to approximately 22 % simultaneously eliminating a debt of approximately $17.9 million.  This deconsolidation of ownership was reported on Form 10-Q for the Quarter ended December 31, 2009.  We have since determined that a certain part of the Statements of Cash Flow requires reclassification to reflect the deconsolidation. This reclassification will carry over to the Financial Statements for the Year Ended March 31, 2010.

Further, the fully diluted EPS reported for FYE March 31, 2010 requires a recalculation as it incorrectly takes into account warrants and options, reflecting a larger loss than should have been reported.  The restatement will serve to reduce the fully diluted EPS loss that was previously reported.

The Company, in consultation with its independent registered public accounting firm, has concluded that the financial statements for FYE March 31, 2010 and the quarter ended December 31, 2009 should no longer be relied upon and hence should be restated to reflect the changes described here along with a refinement of certain disclosures and notes to financial statements.  The Company is working on these amendments and expects to file them as soon as possible.

IGC:
Based in Bethesda, Maryland, India Globalization Capital (IGC) is a materials and construction company operating in India. Through our subsidiaries in India, we supply iron ore to China and rock aggregate to the infrastructure industry in India. We also execute infrastructure projects like building interstate highways, rural roads, and implement civil works in high temperature cement and steel plants. For more information about IGC, please visit the company's web site at www.indiaglobalcap.com.

Forward-looking Statements:
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements reflect management's current views and are subject to risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied in these statements. Factors that could cause actual results to differ, relate to: (i) ability of the Company to successfully execute on contracts and business plans, (ii) ability to raise capital and the structure of such capital including the exercise of warrants, (iii) exchange rate changes between the U.S. dollar and the Indian rupee, (iv) weather conditions in India and (v) the ability of the Company to access ports on the west coast of India. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in greater detail in both the Company's amended Annual Report on Form 10-K for the year ended March 31, 2010 and the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 filed with the Securities and Exchange Commission.

Investor Relations Contact:
Mr. John Selvaraj
301-983-0998